                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           Petco Animal Supplies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          PETCO ANIMAL SUPPLIES, INC.
                                9125 REHCO ROAD
                          SAN DIEGO, CALIFORNIA 92121

                          NOTICE OF ANNUAL MEETING OF
                        STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of
Petco Animal Supplies, Inc.

     Notice is hereby given that the Annual Meeting of Stockholders of PETCO ANIMAL SUPPLIES, INC. (the "Company") will be held at the Company's corporate offices, 9125 Rehco Road, San Diego, California on June 25, 1997, at 10:00 a.m., for the following purposes:

     1. To elect two directors for a three-year term to expire at the 2000 Annual Meeting of Stockholders. The present Board of Directors of the Company has nominated and recommends for election as directors the following persons:

                             RICHARD J. LYNCH, JR.
                                 JIM F. MCCANN

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 9, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     Accompanying this Notice of Annual Meeting is a proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          [SIG]

                                          Richard C. St. Peter, Secretary

San Diego, California
May 27, 1997

                          PETCO ANIMAL SUPPLIES, INC.
                                9125 REHCO ROAD
                          SAN DIEGO, CALIFORNIA 92121

                                PROXY STATEMENT

     The Board of Directors of the Company is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on June 25, 1997, at the Company's corporate offices, 9125 Rehco Road, San Diego, California. This Proxy Statement was first mailed to stockholders on or about May 27, 1997.

     All stockholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the proxy in the enclosed envelope.

     A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a later proxy or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted for the election of the Board's nominee for director and for all other matters described in this Proxy Statement. Shares represented by proxies that reflect abstentions or include "broker non-votes" will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast."

     Stockholders of record at the close of business on May 9, 1997 will be entitled to vote at the meeting. As of that date, 18,630,190 shares of common stock, par value $.0001 per share ("Common Stock"), of the Company were outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of the Company, represented in person or by proxy at the meeting, constitutes a quorum. A plurality of the votes cast at the meeting is required to elect directors.

     The costs of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and proxy will be borne by the Company.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of five members. The Company's Certificate provides for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with staggered terms of office and provides that upon the expiration of the term of office for a class of directors, nominees for such class shall be elected for a term of three years or until their successors are duly elected and qualified. At this meeting, two nominees for director are to be elected as Class III directors. The nominees are Richard J. Lynch, Jr. and Jim F. McCann. The two Class I and one Class II directors have one year and two years, respectively, remaining on their terms of office. If no contrary indication is made, proxies in the accompanying form are to be voted for Messrs. Lynch and McCann or, in the event Messrs. Lynch and McCann are not candidates or are unable to serve as directors at the time of the election (which is not currently expected), for any nominee who shall be designated by the Board of Directors to fill such vacancy. Messrs. Lynch and McCann are members of the present Board of Directors.

INFORMATION REGARDING DIRECTORS

     Set forth below is certain information concerning the nominees to the Board of Directors, as well as those directors whose terms of office are continuing after the meeting.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                     FOR A THREE-YEAR TERM EXPIRING AT THE
                      2000 ANNUAL MEETING OF STOCKHOLDERS

              NAME                  AGE         PRESENT POSITION WITH THE COMPANY
---------------------------------   ----  ---------------------------------------------
Richard J. Lynch, Jr.............     45                    Director
Jim F. McCann....................     46                    Director

     RICHARD J. LYNCH, JR. has served as a Director since May 1, 1997. Mr. Lynch is President and Chief Operating Officer and a director of The Sports Authority, a publicly held sporting goods retailer, where he has been employed since 1988. Before joining The Sports Authority, Mr. Lynch was Executive Vice President & CFO of Sportsclub, Inc. Prior to that, he served as Senior Vice President & CFO of W.R. Grace's chain of 88 home improvement centers. Other retail experience includes assignments with Gimbels' New York Division, Bloomingdale's and Abraham & Strauss. Mr. Lynch served as a Director of Thrifty Payless, a publicly held drugstore chain, from May 1995 to December 1996. Mr. Lynch holds an MBA degree from Harvard Business School and a bachelor's degree from Duke University.

     JIM F. MCCANN has served as a Director since May 1, 1997. Mr. McCann is President of 1-800-FLOWERS where he has been employed since 1987. Mr. McCann also serves as a Director of Gateway 2000, a publicly held maker and distributor of personal computers, Office Max, a publicly held retailer of office supplies, the National Retail Federation, Hofstra University and Winthrop University Hospital. In addition, Mr. McCann has previously been named Entrepreneur of the Year by Merrill Lynch and Retailer of the Year by Chain Store Executive Magazine. Mr. McCann is a graduate of John Jay College at City University of New York.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                              TERM EXPIRING AT THE
                      1998 ANNUAL MEETING OF STOCKHOLDERS

              NAME                  AGE         PRESENT POSITION WITH THE COMPANY
---------------------------------   ----  ---------------------------------------------
                                             Chairman, President and Chief Executive
Brian K. Devine..................     55                     Officer
Peter M. Starrett................     49                    Director

     BRIAN K. DEVINE, Chairman, President and Chief Executive Officer, joined the Company in August 1990 and has served as Chairman since January 1994. Prior to joining the Company, Mr. Devine was President of Krause's Sofa Factory, a furniture retailer and manufacturer, from 1988 to 1989. From 1970 until 1988, Mr. Devine held various positions with Toys 'R' Us, a retailer of children's toys, including Senior Vice President, Director of Stores and Senior Vice President, Growth, Development and Operations. Mr. Devine is a graduate of Georgetown University with a degree in economics.

     PETER M. STARRETT has served as a Director since March 1994. Mr. Starrett is President of Warner Bros. Studio Stores Worldwide and has been employed by Warner Bros. since 1990. Before joining Warner Bros., Mr. Starrett was President and Chief Executive Officer of Plymouth Lamston Stores Corporation from 1988 to 1990. Prior to that, he served as Chairman and Chief Executive Officer of the Specialty Store Division of Federated Department Stores from 1986 to 1988. Mr. Starrett has served in various executive positions including Senior Vice President, General Merchandise Manager of Filene's Division of Federated Department Stores from 1983 to 1986; and Vice President, General Merchandise Manager of the May Company from 1975 to 1983. Mr. Starrett is a graduate of Harvard Business School and the University of Denver.

                              TERM EXPIRING AT THE
                      1999 ANNUAL MEETING OF STOCKHOLDERS

                          NAME                      AGE     PRESENT POSITION WITH THE COMPANY
        -----------------------------------------   ----    ---------------------------------
        Andrew G. Galef..........................     64                Director

     ANDREW G. GALEF has served as a Director since 1988 and was Chairman from 1988 to January 1994. Mr. Galef has been President of The Spectrum Group, Inc. ("Spectrum"), a private investment and management firm, since its incorporation in 1978. Mr. Galef has served as Chairman of MagneTek, Inc., a publicly held electrical equipment company, since July 1984 and was Chief Executive Officer from 1984 to 1989 and from 1993 to 1996. Mr. Galef also serves as a Director of Warnaco, Inc., a publicly held apparel company, and was Chairman of that company from April 1986 to August 1991. Mr. Galef served as Chairman of Exide Corporation from July 1982 to June 1989 and was Chairman of Aviall, Inc. and its predecessor company from 1979 to 1985. He also served as a Director and Chairman of several Coca Cola Bottling companies from 1980 to 1984 and was Chairman of Grantree Corporation from 1987 to 1992. Mr. Galef is a graduate of Harvard Business School and Amherst College.

CERTAIN COMMITTEES OF THE BOARD; MEETINGS

     The Board of Directors held four meetings during the fiscal year ended February 1, 1997. In that year, each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and all meetings held by all committees of the Board on which such director served.

     The Company has an Audit Committee currently consisting of Messrs. Galef and Starrett. The Audit Committee held one meeting in fiscal 1996. The Audit Committee's responsibilities include, among other things, reviewing the Company's selection of independent certified public accountants and meeting with the accountants regarding their management letters and the annual audit.

     The Company has a Stock Option and Compensation Committee currently consisting of Messrs. Galef and Starrett. The Stock Option and Compensation Committee held three meetings in fiscal 1996. The responsibilities of the Stock Option and Compensation Committee include, among other things, reviewing, approving and reporting to the Board the Company's compensation policies with respect to its executive officers, reviewing the Company's overall compensation policy and making recommendations with respect thereto, and administering the Company Plan and the Directors Plan (as hereinafter defined).

     The Company has a Nominating Committee currently consisting of Messrs. Devine, Galef and Starrett. The Nominating Committee held four meetings in fiscal 1996. The responsibilities of the Nominating Committee include, among other things, recommending to the Board of Directors nominees for election as directors. Stockholders wishing to recommend director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing the candidate's name, biographical data, qualifications and written consent to serve as a director.

COMPENSATION OF DIRECTORS

     Directors of the Company are reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. Outside directors are paid an annual fee of $6,000 and attendance fees of $2,500 per meeting ($750 for telephonic meetings) and $750 per separately scheduled committee meeting (including telephonic meetings), of which 50% may be paid in the form of Common Stock, and receive an initial grant of options to purchase 4,500 shares of Common Stock and an annual grant of options to purchase 1,500 shares of Common Stock under the Directors Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors unanimously recommends a vote FOR the nominees listed above. Proxies solicited by the Company will be so voted unless stockholders specify otherwise on their proxy cards.

                        SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the shares of Common Stock as of May 9, 1997 by (i) each of the Company's executive officers and directors, (ii) the Company's executive officers and directors as a group and (iii) all other stockholders known by the Company to beneficially own more than five percent of the Common Stock. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Petco Animal Supplies, Inc., 9125 Rehco Road, San Diego, California 92121.

                                                        AMOUNT AND NATURE               PERCENT
                         NAME                       OF BENEFICIAL OWNERSHIP(1)     BENEFICIALLY OWNED
    ----------------------------------------------  --------------------------     ------------------
    Janus Capital Corporation(2)..................           3,297,931                    17.7%
    Putnam Investments, Inc.(3)...................           1,541,138                     8.3
    AIM Management Group, Inc.(4).................           1,497,600                     8.0
    Brian K. Devine...............................             287,770                     1.5
    Andrew G. Galef(5)............................             134,143                     0.7
    William M. Woodard............................              56,923                     0.3
    Larry D. Asselin..............................              46,816                     0.3
    Richard C. St. Peter..........................              38,027                     0.2
    Bruce C. Hall.................................              16,250                     0.1
    Peter M. Starrett.............................              10,500                     0.1
    Richard J. Lynch, Jr. ........................               4,500                     0.0
    Jim F. McCann.................................               4,500                     0.0
    James M. Myers................................               4,485                     0.0
    All directors and executive officers as a
      group
      (10 persons)................................             603,914                     3.3

---------------

(1) Includes the following shares which are issuable upon the exercise of outstanding stock options which are exercisable within 60 days ("Option Shares"): Mr. Devine -- 256,575 Option Shares; Mr. Galef -- 7,500 Option Shares; Mr. Woodard -- 54,316 Option Shares; Mr. Asselin -- 45,316 Option Shares; Mr. St. Peter -- 38,027 Option Shares; Mr. Hall -- 12,500 Option Shares; Mr. Starrett -- 9,000 Option Shares; Mr. Lynch -- 4,500 Option Shares; Mr. McCann -- 4,500 Option Shares; and Mr. Myers -- 3,835 Option Shares.

(2) The address for Janus Capital Corporation is 100 Fillmore Street, Suite 300, Denver, Colorado 80206. The information is as of December 31, 1996 and is determined through Schedule 13G filings.

(3) The address for Putnam Investments, Inc. is One Post Office Square, Boston, MA 02109. The information is as of December 31, 1996 and is determined through Schedule 13G filings.

(4) The address for AIM Management Group, Inc. is 11 Greenway Plaza, Houston, Texas 77046. The information is as of December 31, 1996 and is determined through Schedule 13G filings.

(5) Includes (i) 22,618 shares of Common Stock held by Andrew G. Galef Living Trust, and (ii) 6,456 shares of Common Stock held by Bronya Galef, Mr. Galef's wife. Mr. Galef disclaims beneficial ownership of such shares.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

     The information set forth below is submitted with respect to each of the Company's executive officers.

         NAME           AGE              PRESENT POSITION WITH THE COMPANY
----------------------  ---     ---------------------------------------------------
Brian K. Devine.......  55      Chairman, President and Chief Executive Officer
Bruce C. Hall.........  52      Executive Vice President -- Operations
Richard C. St. Peter..  49      Executive Vice President -- Administration and
                                Chief Financial Officer
Larry D. Asselin......  49      Senior Vice President -- Merchandising and
                                Distribution
James M. Myers........  39      Senior Vice President -- Finance
William M. Woodard....  48      Senior Vice President -- Operations

     BRIAN K. DEVINE, Chairman, President and Chief Executive Officer, joined the Company in August 1990 and has served as Chairman since January 1994. For a more detailed discussion of Mr. Devine's business experience, see
"-- Information Regarding Directors."

     BRUCE C. HALL, Executive Vice President, Operations, joined the Company in April 1997. Mr. Hall spent his entire career of 34 years from 1963 to 1997 with Toys 'R' Us, a retailer of children's toys, where he progressively advanced from field operations through a number of positions and most recently served as Senior Vice President of Operations.

     RICHARD C. ST. PETER, Executive Vice President, Administration and Chief Financial Officer, joined the Company in September 1990. From 1986 to 1990, Mr. St. Peter was Vice President and Chief Financial Officer at Stor, a furniture retailer. From 1982 to 1986, Mr. St. Peter held various positions at W.R. Grace's Home Centers, which operated 90 retail stores, including Vice President and Chief Financial Officer. From 1980 to 1982, Mr. St. Peter was Controller at Smart & Final, a 120-store grocery retailer. From 1971 to 1980, Mr. St. Peter was employed by Alpha Beta, a grocery retailer and a division of American Stores, where he held a number of positions including Controller. Mr. St. Peter received a bachelor's degree from California State University at Long Beach and an MBA from the University of Southern California.

     LARRY D. ASSELIN, Senior Vice President, Merchandising and Distribution, joined the Company in April 1991. Prior to that time, beginning in 1987, Mr. Asselin was Vice President and General Merchandising Manager at Oshman's, a sporting goods retailer. From 1969 to 1987, Mr. Asselin was in various positions including Division Merchandising Manager at Foley's Department Stores, a division of Federated Department Stores. Mr. Asselin received a marketing degree from the University of Arkansas.

     JAMES M. MYERS, Senior Vice President, Finance, joined the Company in May 1990. From 1994 to 1996, Mr. Myers served as Vice President, Finance and prior to that as Vice President and Controller of the Company. From 1980 to 1990, Mr. Myers held various positions at the accounting firm KPMG Peat Marwick LLP, including Senior Audit Manager. Mr. Myers is a CPA and received an accounting degree from John Carroll University.

     WILLIAM M. WOODARD, Senior Vice President, Operations, joined the Company in January 1991. From 1987 to 1990, Mr. Woodard was Vice President, Director of Marketing at J.M. Jones, Inc., a wholesale division of SuperValu Stores, Inc. From 1970 to 1987, Mr. Woodard was employed by Safeway Stores, Inc., a grocery retailer, in a number of positions including Retail Operations Manager and Marketing Operations Manager. Mr. Woodard holds an administrative management degree from North Texas State University and an MBA in marketing from the University of Southern California.

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning compensation paid by the Company to or on behalf of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company in fiscal 1996, fiscal 1995 and fiscal 1994. Unless otherwise indicated, all references in this Proxy Statement to a fiscal year refer to the fiscal year ending on the Saturday closest to January 31 of the following year. For example, references to fiscal 1996 refer to the fiscal year beginning on February 4, 1996 and ending on February 1, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                           -------------
                                                       FISCAL YEAR           NUMBER OF
                                                       COMPENSATION         SECURITIES
               NAME AND                  FISCAL    --------------------     UNDERLYING       ALL OTHER
         PRINCIPAL POSITION(S)            YEAR      SALARY      BONUS         OPTIONS       COMPENSATION
---------------------------------------  ------    --------    --------    -------------    ------------
Brian K. Devine........................   1996     $400,000    $480,000        75,000          $7,990(1)
  Chairman, President                     1995      288,500     250,000        45,000           2,880
  and CEO                                 1994      250,000     248,714       271,575           2,592
Richard C. St. Peter...................   1996      214,300     216,646        37,500           1,872(2)
  Executive Vice President --             1995      177,500     107,250        18,000             824
  Administration and CFO                  1994      154,500      76,853        54,315             633
Larry D. Asselin.......................   1996      184,600     104,000        18,750           2,295(3)
  Senior Vice President --                1995      158,750      77,250         9,000             652
  Merchandising and Distribution          1994      154,500      76,853        54,315             633
James M. Myers.........................   1996      117,350      50,000         3,000           1,080(4)
  Senior Vice President --                1995      100,100      26,400         2,250             105
  Finance                                 1994       88,000      24,294         8,835              82
William M. Woodard.....................   1996      184,600     104,000        18,750           2,275(5)
  Senior Vice President --                1995      158,750      77,250         9,000             652
  Operations                              1994      154,500      76,853        54,315             633

---------------

(1) Includes (i) $3,287, representing the Company's contributions to the 401(k) Plan (as hereinafter defined), and (ii) $4,703, representing the Company's payment of premiums on term life insurance.

(2) Includes (i) $563, representing the Company's contributions to the 401(k) Plan, and (ii) $1,309, representing the Company's payment of premiums on term life insurance.

(3) Includes (i) $1,476, representing the Company's contributions to the 401(k) Plan, and (ii) $819, representing the Company's payment of premiums on term life insurance.

(4) Includes (i) $934, representing the Company's contributions to the 401(k) Plan, and (ii) $146, representing the Company's payment of premiums on term life insurance.

(5) Includes (i) $1,456, representing the Company's contributions to the 401(k) Plan, and (ii) $819, representing the Company's payment of premiums on term life insurance.

     The following table sets forth certain summary information concerning individual grants of stock options made during the last completed fiscal year to each of the Company's executive officers named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANTS(1)                       VALUE AT ASSUMED
                             -----------------------------------------------------       ANNUAL RATES OF
                              NUMBER OF     % OF TOTAL                                     STOCK PRICE
                             SECURITIES       OPTIONS                                   APPRECIATION FOR
                             UNDERLYING     GRANTED TO     EXERCISE OR                   OPTION TERM(2)
                               OPTIONS     EMPLOYEES IN     BASE PRICE    EXPIRATION -----------------------
           NAME                GRANTED      FISCAL 1996     PER SHARE       DATE         5%          10%
---------------------------  -----------   -------------   ------------   --------   ----------   ----------
Brian K. Devine............     75,000          20.1%         $23.17      03/12/06   $1,092,862   $2,769,526
Richard C. St. Peter.......     37,500          10.0           23.17      03/12/06      546,431    1,384,763
Larry D. Asselin...........     18,750           5.0           23.17      03/12/06      273,215      692,381
James M. Myers.............      3,000           0.8           23.17      03/12/06       43,714      110,781
William M. Woodard.........     18,750           5.0           23.17      03/12/06      273,215      692,381

---------------

(1) These options become exercisable in March 1999. See "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values" table below. For a discussion of the material terms of the plan pursuant to which these options were granted, see "Compensation Plans."

(2) These amounts represent assumed rates of appreciation in the price of the Company's Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall stock market conditions. There is no representation that the rates of appreciation reflected in this table will be achieved.

     The following table sets forth information concerning the exercise of options during the last fiscal year and the number of options and the value of unexercised options held by each of the executive officers named in the Summary Compensation Table at February 1, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          SHARES OF COMMON STOCK          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED              IN-THE-MONEY
                                SHARES                      OPTIONS AT YEAR-END          OPTIONS AT YEAR-END(1)
                               ACQUIRED       VALUE     ---------------------------   ----------------------------
                             ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                            --------------   --------   -----------   -------------   ------------   -------------
Brian K. Devine...........      15,000       $272,550     209,326        167,250       $ 2,939,984    $ 1,296,024
Richard C. St. Peter......      16,289        295,971      28,577         64,951           401,364        394,735
Larry D. Asselin..........       9,000        163,530      35,866         37,201           503,738        263,736
James M. Myers............          --             --       6,960          7,125            97,753         57,051
William M. Woodard........          --             --      44,866         37,201           630,143        263,736

---------------

(1) The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at February 1, 1997.

EMPLOYMENT AGREEMENT

     The Company has an employment agreement (the "Employment Agreement") with Brian K. Devine, Chairman, President and Chief Executive Officer. The Employment Agreement provides for an indefinite term at a salary of not less than $400,000 per year plus a bonus determined by the Board of Directors. The Employment Agreement may be terminated, among other reasons, by Mr. Devine upon 90 days' notice. Pursuant to the Employment Agreement, if Mr. Devine is terminated by the Company other than for cause he will be entitled to severance pay for one year. The Employment Agreement also permits Mr. Devine to receive 2.99 times his average compensation for the preceding five years in the event he is terminated within one year following a change in control of the Company which is not approved by the Board of Directors, and 2.00 times his average compensation for the preceding five years in the event he is terminated within one year following a Board approved change in control. Mr. Devine is entitled to receive annually options to purchase shares of Common Stock in an amount to be determined by the Stock Option and Compensation Committee of the Board of Directors, which options shall vest as determined by such Committee and shall be exercisable at the fair market value of the Common Stock at the date of grant.

COMPENSATION PLANS

     401(k) Plan. The Company has a tax-qualified employee savings and retirement plan (the "401(k) Plan") covering all of the Company's eligible full-time employees. The Company adopted the 401(k) Plan effective January 1992. Pursuant to the 401(k) Plan, participants may elect to contribute, through salary reductions, up to 15% of their annual compensation. Effective January 1, 1996 the Company adopted a matching provision for 25% of the first 4% of compensation that is contributed by all participating employees. Previously, there was no matching provision. The 401(k) Plan is designed to qualify under
Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), so that contributions by employees or by the Company to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. The trustee under the 401(k) Plan, at the direction of each participant, invests the assets of the 401(k) Plan in any of six investment options.

     Deferred Compensation Plan. The Company has established a non-qualified deferred compensation plan (the "Deferred Compensation Plan") for senior executives. The Deferred Compensation Plan, which was adopted in January 1995, allows employees to defer compensation up to certain specified levels. The Company does not currently provide matching contributions, but may do so in the future.

     Employees' Stock Option Plan. In February 1994, the Company's stockholders approved the 1994 Stock Option and Restricted Stock Plan for Executive and Key Employees of Petco Animal Supplies, Inc. (the "Company Plan"). The Company Plan is qualified under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company Plan is administered by the Stock Option and Compensation Committee and provides for the granting of stock options, stock appreciation rights or restricted stock with respect to up to 1,604,763 shares of Common Stock to executive or other key employees of the Company. In June 1996, the Company's stockholders approved an amendment to the Company Plan to increase the number of shares available for issuance under the plan for each of the next five fiscal years by 3.0% of the number of shares of Common Stock issued and outstanding as of the end of the immediately preceding fiscal year. Options to purchase 333,068 shares of Common Stock were granted in 1996 which vest over a three year period. Such options are exercisable at $23.17 per share. Options to purchase 598,660 shares of Common Stock at an exercise price of $22.50 per share were granted in March 1997, which will vest in 2000. Stock options may be granted in the form of "incentive stock options," as defined in Section 422 of the Code, or non-statutory stock options and are exercisable for up to 10 years following the date of grant. The exercise price of each option is set by the Stock Option and Compensation Committee; provided, however, that the price per share must be equal to or greater than the fair market value of the Common Stock on the grant date.

     The Company Plan also provides for the issuance of stock appreciation rights which will generally entitle a holder to receive cash or stock, as determined by the Stock Option and Compensation Committee, at the time of exercise equal to the difference between the exercise price and the fair market value of the Common Stock. In addition, the Company Plan permits the Company to issue shares of restricted stock to executive or other key employees upon such terms and conditions as shall be determined by the Stock Option and Compensation Committee.

     PFW Plan. In connection with the Company's acquisition of Pet Food Warehouse, Inc. ("PFW") in December 1996, the Company assumed PFW's employee stock option plan, which provided for the granting of incentive and nonqualified stock options with exercise prices equal to their fair market values on their grant dates that become exercisable over various periods and expire five or six years after the date of grant. The PFW common shares under this plan were adjusted to shares of the Company's Common Stock based on the common share conversion rate per the merger agreement with PFW. No future grants will be made under this plan.

     Directors' Stock Option Plan. In February 1994, the Company's stockholders approved the Petco Animal Supplies, Inc. Directors' 1994 Stock Option Plan (the "Directors Plan"). The Directors Plan is administered by the Stock Option and Compensation Committee and provides for the granting of stock options with respect to up to 68,847 shares of Common Stock to directors of the Company who:
(i) are not at the time they receive options under the Directors Plan, employees of the Company or any of its subsidiaries and (ii) have not served as directors of the Company on or before the date that the Directors Plan became effective. In June 1995, the Company's stockholders approved an amendment to the Directors Plan to increase the number of shares available for issuance under the plan for each of the next five fiscal years by 0.1% of the number of shares of Common Stock issued and outstanding as of the end of the immediately preceding fiscal year and to make Mr. Galef eligible to participate under the plan. The Directors Plan is a "formula" plan which provides that each participating director will be entitled to receive options to purchase 4,500 shares of Common Stock on the date on which such director is first elected as a director of the Company and options to purchase 1,500 shares of Common Stock annually thereafter. Such options will be exercisable on the date of grant and the exercise price of such options will be the fair market value of the Common Stock on the date of grant. Pursuant to the Directors Plan, Messrs. Galef and Starrett each received options to purchase 1,500 shares of Common Stock at an exercise price of $23.17 per share in March 1996 and options to purchase 1,500 shares of Common Stock at an exercise price of $22.50 per share in March 1997. Messrs. Lynch and McCann each received options to purchase 4,500 shares of Common Stock at an exercise price of $21.37 in May 1997.

     Group Benefit Plan. In July 1991, the Company established the Group Benefit Plan of Petco Animal Supplies, Inc. (the "Group Benefit Plan") which provides certain medical and vacation benefits for employees of the Company. Pursuant to the terms of the Group Benefit Plan, the Company contributes funds to a trust fund administered by the trustee under the Group Benefit Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1996, the Stock Option and Compensation Committee of the Company's Board of Directors was comprised of Messrs. Galef and Starrett and former directors C. Hunter Boll and Shahan Soghikian. No interlocking relationship exists or existed during fiscal 1996 between any member of the Stock Option and Compensation Committee and any member of any other company's board of directors or compensation committee.

REPORT ON EXECUTIVE COMPENSATION

     The Stock Option and Compensation Committee (the "Committee") is responsible for administering the Company's compensation policies and practices and approves all elements of compensation for executive officers. The Committee reports regularly to the Board of Directors on its activities.

  Compensation Philosophy and Practices

     The Company's executive compensation program is based on the belief that the interests of executives should be closely aligned with those of the Company's stockholders. To support this philosophy, the following principles provide a framework for the compensation program:

     -- offer compensation opportunities that attract the best talent to the Company; motivate individuals to perform at their highest levels; reward outstanding achievement; and retain the leadership and skills necessary for building long-term stockholder value;

     -- maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company, as well as to the creation of stockholder value; and

     -- encourage executives to manage from the perspective of owners with an equity stake in the Company.

     The Company's compensation program for executive officers is designed to provide a total compensation level (including both annual and long-term incentives) that is competitive with survey companies. For executive officers recently recruited by the Company, annual compensation rates and long-term incentive awards reflect amounts necessary to attract them to the Company. The compensation program is benchmarked by using surveys of companies in the retail industry with similar revenues and/or prospects. These companies, which are representative of the firms the Company competes with for executive talent and have jobs similar to those at the Company in magnitude, complexity and scope of responsibility, form the basis for the survey group used by the Committee.

  Components of Executive Compensation

     The compensation program for executive officers consists of the following components:

     ANNUAL CASH COMPENSATION includes base salary and an annual cash incentive (bonus). Salaries are established by the Committee based on an executive's job responsibilities, level of experience, individual performance and contribution to the business, and information obtained from surveys. The annual incentive component of pay is at risk and tied to specific performance measures. The Committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary. Actual incentive awards for

1996 were based primarily on financial performance measured against objectives approved by the Committee early in the year. These objectives were based on financial results and acquisition goals, thus establishing a direct link between executive pay and Company performance. An executive's bonus may be above or below his or her target incentive opportunity, depending on the level of overall performance. In 1996, the Company's financial performance met the objectives set by the Committee, resulting in target incentive payouts to the executive officers named in the Summary Compensation Table.

     LONG-TERM INCENTIVES include awards of stock options, stock appreciation rights and restricted stock. The objective for these awards is to align closely executive interests with the longer term interests of stockholders. These awards, which are at risk and dependent on the creation of incremental stockholder value or the attainment of cumulative financial targets over several years, represent a significant portion of the total compensation opportunity provided for the executive officers. Award sizes are based on individual performance, level of responsibility, the individual's potential to make significant contributions to the Company, and award levels at companies in the survey group. Long-term incentives granted in prior years are also taken into consideration.

     For fiscal 1996, the Committee determined that the only form of long-term incentive awards would be stock options. Stock appreciation rights and restricted stock were not granted in fiscal 1996.

  Compensation for the Chairman and Chief Executive Officer

     For fiscal 1996, Mr. Devine's base salary, as well as his annual cash incentive opportunity and stock option awards, were governed by his employment agreement. Based on achievement of the Company's financial performance objectives (referred to under the section above entitled "Annual Cash Compensation"), and the Committee's assessment of Mr. Devine's contributions to the business, the Committee approved an annual incentive payment to him of $480,000. In addition, pursuant to Mr. Devine's employment agreement, the Committee approved a stock option grant for Mr. Devine covering 75,000 shares of Common Stock at an exercise price of $23.17 per share, which was the fair market value of the Common Stock on the date of grant. In approving this grant, the Committee considered several factors, including the size and complexity of the Company, the leadership challenge facing the Chairman and business results for the Company.

     For a discussion of the material terms of Mr. Devine's employment agreement, see "-- Executive Compensation and Other Information -- Employment Agreement."

  Deductibility of Compensation in Excess of $1 Million Per Year

     Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company's Chief Executive Officer and any of its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. For 1996 and 1997, the Company does not anticipate that there will be nondeductible compensation for the five Company positions in question. The Committee plans to continue to review this matter for 1997 and future years in order to determine the extent of possible modification to the Company's compensation arrangements.

                                          Stock Option and Compensation
                                          Committee

                                          Andrew G. Galef
                                          Peter M. Starrett

                               PERFORMANCE GRAPH

     The following graph shows the value of an investment of $100 in cash on March 17, 1994 in (i) the Company's Common Stock, (ii) The Nasdaq Stock Market (U.S. Companies) and (iii) Nasdaq Retail Trade Stocks. All values reflect cumulative total return and assume reinvestment of the full amount of all dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                             PERFORMANCE REPORT FOR
                          PETCO ANIMAL SUPPLIES, INC.

                                                         THE NASDAQ STOCK
        MEASUREMENT PERIOD             PETCO ANIMAL        MARKET (U.S.        NASDAQ RETAIL
      (FISCAL YEAR COVERED)           SUPPLIES, INC.        COMPANIES)         TRADE STOCKS
03/17/94                                        100.00              100.00              100.00
08/31/94                                      92.76864            95.69275            95.87261
02/28/95                                      121.0068             99.9066            90.61703
08/31/95                                      156.5053            128.8709            105.3996
02/29/96                                      212.9719             139.213            106.9753
08/30/96                                       232.333            145.3319            122.4475
01/31/97                                      235.9632            175.8288            123.3816

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Company's financial statements for the year ended February 1, 1997 have been audited by KPMG Peat Marwick LLP. Representatives of KPMG Peat Marwick LLP are expected to be available at the meeting to respond to appropriate questions and to make a statement if they desire to do so. The Company will select independent auditors for the current year sometime after the meeting.

                            SECTION 16(A) REPORTING

     Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of the Common Stock ("Reporting Persons") are required to report to the Securities and Exchange Commission on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of the Common Stock. Based solely on its review of such forms received by it, or written representations from certain Reporting Persons that no such forms were required, the Company believes that all filing requirements applicable to its directors, executive officers and beneficial owners of 10% or more of the Common Stock were complied with during fiscal 1996.

                             STOCKHOLDER PROPOSALS

     Any proposal of a stockholder of the Company intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company not later than January 25, 1998 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The Company does not know of any business other than that described herein which will be presented for consideration or action by the stockholders at the meeting. If, however, any other business shall properly come before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annual Report to Stockholders is being mailed with the Proxy Statement to stockholders of record on May 9, 1997. Upon request, the Company will furnish the Annual Report to any stockholder.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          [SIG]

                                          Richard C. St. Peter, Secretary

San Diego, California
May 27, 1997

                          PETCO ANIMAL SUPPLIES, INC.
                                9125 REHCO ROAD
                          SAN DIEGO, CALIFORNIA 92121

          ------------------------------------------------------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
          ------------------------------------------------------------

        The undersigned hereby appoints Brian K. Devine and Richard C. St. Peter, and each or either of them, as proxy holders with power to appoint his substitute and hereby authorizes the proxy holders to represent and vote, as designated on the reverse side of this proxy card, all the shares of Common Stock of Petco Animal Supplies, Inc. held of record by the undersigned on May 9, 1997 at the annual meeting of stockholders to be held on June 25, 1997 at 10:00 a.m. local time or any adjournment or postponement thereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

A [X] Please mark your
      votes as in this
      example

     THE COMPANY'S BOARD OF DIRECTORS' RECOMMENDS A VOTE "FOR" PROPOSAL 1.

                       FOR                WITHHOLD
                  all nominees    authority to vote for all
                   as a group     nominees as a group
1.  ELECTION OF        [ ]                  [ ]                 NOMINEES:
    DIRECTORS                                              Richard J. Lynch, Jr.
                                                           Jim F. McCann

    YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
    NOMINEE(S), BY LINING THROUGH OR OTHERWISE STRIKING
    OUT THE NAME OF SUCH NOMINEE(S).

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS, UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE POSTAGE PAID ENCLOSED REPLY ENVELOPE.


                        DATE                                      DATE
------------------------     --------   -------------------------     ----------
SIGNATURE OF STOCKHOLDER                SIGNATURE IF HELD JOINTLY

NOTE: (Please sign exactly as name(s) appear(s) hereon. Joint tenants must each sign. Persons signing as executors, administrators, trustees, guardians, etc. will please so indicate when signing.)